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                                                                    Exhibit 23.3

                     [TUCKER ANTHONY INCORPORATED LETTERHEAD]

                                          May 10, 1999

Members of the Board of Directors
  Pierbank, Inc.

885 Boston Neck Road

Narragansett, RI 02882

Members of the Board:

   We hereby consent to the reference to the opinion of our Firm under the heading "The Merger--Opinion of PierBank's Financial Advisor" and to the inclusion of the foregoing opinion in the Registration Statement of Washington Trust Bancorp, Inc. on Form S-4 to be filed with the Securities and Exchange Commission in connection with the proposed merger of Pierbank, Inc. with Washington Trust Bancorp, Inc. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                       Very truly yours,

                                       TUCKER ANTHONY INCORPORATED

                                       by: /s/ Gregory W. Benning
                                          ---------------------------------
                                          Gregory W. Benning
                                          Managing Director